As filed with the Securities and Exchange Commission on March 29, 2007

Registration No. 333-141392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Diversa Corporation

(Exact name of Registrant as specified in its charter)

Delaware	8731	22-3297375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4955 Directors Place, San Diego, CA 92121

(858) 526-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Edward T. Shonsey, Chief Executive Officer

Diversa Corporation

4955 Directors Place, San Diego, CA 92121

(858) 526-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Wainwright Fishburn, Esq. Matthew T. Browne, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121 Tel: (858) 550-6000 Fax: (858) 550-6420	Carlos A. Riva Chief Executive Officer Celunol Corp. 55 Cambridge Parkway Cambridge, MA 02142 Tel: (617) 674-5300 Fax: (617) 674-5353	John Utzschneider, Esq. Matthew J. Cushing, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 Tel: (617) 951-8000 Fax: (617) 951-8736

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Diversa Corporation has prepared this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-141392) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement, and revising Part II Item 21 and the Exhibit Index accordingly. Amendment No. 1 does not modify any provision of the joint proxy statement/prospectus that forms a part of the Registration Statement and accordingly such joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to Diversa or its stockholders. The Registrant’s bylaws include such a provision, and, if Diversa Proposal No. 7 is approved at the Diversa annual meeting, Diversa’s certificate of incorporation will include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

The merger agreement provides that, for a period of six years following the effective time of the merger, the combined company will not change the provisions of Celunol’s certificate of incorporation or bylaws as in effect on the date of the merger agreement related to indemnification of persons entitled to indemnification pursuant to such provisions, including Celunol’s directors and executive officers, in any manner that adversely affects the rights of such individuals to indemnification under those provisions and will perform all of the combined company’s obligations under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement to the fullest extent permissible by law, which would include the DGCL, to provide Celunol’s directors and executive officers with indemnification for acts and omissions occurring prior to the closing of the merger to the fullest extent provided under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement. The merger agreement also provides that the combined company may extend coverage under Celunol’s directors’ and officers’ liability insurance policy covering the directors and officers of Celunol as of the date of the merger agreement by obtaining a six-year “tail” policy, if the “tail” policy does not cost more than $75,000 in the aggregate, covers the surviving corporation in the merger as the successor to Celunol and does not contain any exclusions for securities laws or corporate transactions such as the merger.

Diversa’s bylaws automatically provide, and in the event that Diversa Proposal No. 7 is approved at the Diversa annual meeting, Diversa’s certificate of incorporation will automatically provide, for the elimination of the personal liability of Diversa’s directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under Delaware law. Diversa’s bylaws automatically require Diversa to indemnify its directors and executive officers to the fullest extent permitted by Delaware or other applicable law and provide Diversa with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law or other applicable law.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp. and William Lese, as the representative of the stockholders of Celunol dated as of February 12, 2007 (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement).

2.2	Form of Voting Agreement between Diversa Corporation and certain stockholders of Celunol Corp. (1)

2.3	Form of Voting Agreement between Diversa Corporation and certain stockholders of Diversa Corporation. (1)

2.4	Form of Lock-Up Agreement between Diversa Corporation and certain of its stockholders. (1)

2.5	Form of Lock-Up Agreement between Diversa Corporation and certain stockholders of Celunol Corp. (1)

2.6	Transaction Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002. (2)

3.1	Amended and Restated Certificate of Incorporation of Diversa Corporation. (3)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Diversa Corporation. (4)

4.1	Form of Common Stock Certificate of Diversa Corporation. (5)

4.2	Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C). (6)

4.3	Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002. (7)

4.4	Second Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of February 12, 2007. (1)

4.5	Diversa Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock. (6)

4.6	Warrant issued by Diversa Corporation to Syngenta Participations AG. (2)

4.7	Registration Rights Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002. (2)

4.8†	Registration Rights Agreement by and between Diversa Corporation and Glaxo Group Limited dated as of July 18, 2003. (8)

5.1**	Opinion of Cooley Godward Kronish LLP regarding the legality of the securities.

8.1**	Form of Opinion of Cooley Godward Kronish LLP regarding tax matters.

8.2**	Form of Opinion of Bingham McCutchen LLP regarding tax matters.

10.1	Transitional Employment Agreement, dated February 11, 2007, between Diversa Corporation and Edward T. Shonsey. (9)

Exhibit Number	Description of Document
10.2	Transitional Employment Agreement, dated February 11, 2007, between Diversa Corporation and Anthony E. Altig. (9)

10.3	Letter Agreement, dated June 30, 2006, by and between Celunol and Carlos A. Riva. (9)

10.4	Letter Agreement, dated November 8, 2006, by and between Celunol and John A. McCarthy, Jr. (9)

10.5	Letter Agreement, dated May 17, 2006, by and between Celunol and John R. Malloy, Jr. (9)

10.6	Employee Invention, Non-Competition and Confidentiality Agreement, dated July 1, 2006, by and between Celunol and Carlos A. Riva. (9)

10.7	Employee Invention, Non-Competition and Confidentiality Agreement, dated November 8, 2006, by and between Celunol and John A. McCarthy, Jr. (9)

10.8	Employee Invention, Non-Competition and Confidentiality Agreement, dated May 17, 2006, by and between Celunol and John R. Malloy, Jr. (9)

10.9	Restricted Stock Award Agreement, dated July 1, 2006, by and between the Company and Carlos A. Riva, as amended by that certain letter agreement dated February 12, 2007. (9)

10.10	Restricted Stock Award Agreement, dated November 8, 2006, by and between the Company and John A. McCarthy, Jr. (9)

10.11	Incentive Stock Option Agreement, dated May 17, 2006, by and between the Company and John R. Malloy, Jr. (9)

10.12	Non-Qualified Stock Option Agreement, dated January 30, 2007, by and between the Company and John R. Malloy, Jr. (9)

10.13	Indemnification Agreement, dated July 1, 2006, by and between the Company and Carlos A. Riva. (9)

10.14	Indemnification Agreement, dated December, 2004, by and between the Company and Joshua Ruch. (9)

10.15	Indemnification Agreement, dated December, 2004, by and between the Company and Michael Zak. (9)

10.16	Warrant, dated December 20, 2004, by and between the Company and Rho Ventures IV, LP. (9)

10.17	Warrant, dated December 20, 2004, by and between the Company and Rho Ventures IV GmbH & Co. Beteiligungs KG. (9)

10.18	Warrant, dated December 20, 2004, by and between the Company and Rho Ventures IV (QP), LP. (9)

10.19	Warrant, dated December 20, 2004, by and between the Company and Rho Management Trust I. (9)

10.20	Warrant, dated December 6, 2006, by and between the Company and Rho Ventures IV, LP. (9)

10.21	Warrant, dated December 6, 2006, by and between the Company and Rho Ventures IV GmbH & Co. Beteiligungs KG. (9)

10.22	Warrant, dated December 6, 2006, by and between the Company and Rho Ventures IV (QP), LP. (9)

10.23	Warrant, dated December 6, 2006, by and between the Company and Rho Management Trust I. (9)

10.24†	Consulting Agreement, dated December 20, 2004, with Dr. Lonnie Ingram. (9)

10.25†	Amended and Restated License Agreement with University of Florida Research Foundation, Inc., dated October 26, 1995 with First Amendment, dated January 25, 2000, and Second Amendment, dated June 29, 2001.

10.26†	Letter Agreement dated December 15, 2004 with University of Florida Research Foundation, Inc.

Exhibit Number	Description of Document
10.27†	Research Agreement dated December 20, 2004 with University of Florida Board of Trustees, as amended by Amendment No. 1 to the Research Agreement.

10.28†	Joint Development and Technology Transfer Agreement, dated July 10, 2001 with Marubeni Corporation and Tsukishima Kikai Co., Ltd., as amended by that certain memorandum dated July 10, 2001 and those certain letters dated January 9, 2006, January 24, 2006 and February 24, 2006. (9)

10.29†	Exclusive License Agreement, dated July 7, 2006, with the Kerry Group Services International Limited. (9)

10.30	Promissory Note, dated February 12, 2007, by Celunol Corp. for the benefit of Diversa Corporation.(1)

10.31	Offer Letter, dated February 12, 2007, by Diversa Corporation and Carlos Riva.(1)

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm. (9)

23.2	Consent of Grant Thornton, LLP, Independent Certified Public Accountants. (9)

23.3**	Consent of Cooley Godward Kronish, LLP (included in Exhibits 5.1 and 8.1).

23.4**	Consent of Bingham McCutchen LLP (included in Exhibit 8.2).

24.1	Power of Attorney. (9)

99.1	Form of Proxy Card for the Diversa Corporation Annual Meeting (included in Annex I to the joint proxy statement/prospectus forming a part of this registration statement).

99.2	Form of Proxy Card for the Celunol Corp. Special Meeting (included in Annex I to the joint proxy statement/prospectus forming a part of this registration statement).

99.3	Consent of UBS Securities LLC. (9)

99.4	Proposed Amendment to the Certificate of Incorporation of Diversa Corporation (included as Annex E to the joint proxy statement/prospectus forming a part of this registration statement).

99.5*	Diversa Corporation 2007 Equity Incentive Plan (included in Annex D to the joint proxy statement/prospectus forming a part of this registration statement).

99.6	Consent of Michael Zak to be named as a director. (9)

99.7	Consent of Joshua Ruch to be named as a director. (9)

99.8	Consent of Carlos A. Riva to be named as a director. (9)

*	Indicates management or compensatory plan or arrangement.
**	To be filed by amendment.
†	Confidential treatment has been requested with respect to portions of this exhibit. A complete copy of the agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.
(1)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2007 and incorporated herein by reference.
(2)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2003, and incorporated herein by reference.

(3)	Filed as an exhibit to Diversa Corporation’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 12, 2000, and incorporated herein by reference.
(4)	Filed as an exhibit to Diversa Corporation’s Annual Report for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 16, 2007, and incorporated herein by reference.
(5)	Filed as an exhibit to Diversa Corporation’s registration statement on Form S-1 (No. 333-92853) originally filed with the Securities and Exchange Commission on December 21, 1999, as amended, and incorporated herein by reference.
(6)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2000, and incorporated herein by reference.
(7)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2002, and incorporated herein by reference.
(8)	Filed as an exhibit to Diversa Corporation’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.
(9)	Previously filed as an exhibit to this registration statement on Form S-4 (No.333-141392) originally filed with the Securities and Exchange Commission on March 19, 2007.

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or required, or the information required to be set forth therein is included in the joint proxy statement/prospectus of which this registration statement is a part.

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That prior to any public reoffering of the securities registered hereunder through use of a joint proxy statement/prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering proxy statement/prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) That every joint proxy statement/prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this registration statement on Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 29, 2007.

DIVERSA CORPORATION

By:	/s/ ANTHONY E. ALTIG
Anthony E. Altig Senior Vice President, Finance, Chief Financial Officer, and Secretary (Principal Financial Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD T. SHONSEY* Edward T. Shonsey	Chief Executive Officer (Principal Executive Officer)	March 29, 2007

/s/ ANTHONY E. ALTIG Anthony E. Altig	Senior Vice President, Finance, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)	March 29, 2007

/s/ JEFF BLACK* Jeff Black	Chief Accounting officer (Principal Accounting Officer)	March 29, 2007

/s/ JAMES H. CAVANAUGH* James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	March 29, 2007

/s/ FERNAND J. KAUFMANN* Fernand J. Kaufmann, Ph.D.	Director	March 29, 2007

/s/ PETER JOHNSON* Peter Johnson	Director	March 29, 2007

/s/ MARK LESCHLY* Mark Leschly	Director	March 29, 2007

/s/ MELVIN I. SIMON* Melvin I. Simon, Ph.D.	Director	March 29, 2007

/s/ CHERYL WENZINGER* Cheryl Wenzinger	Director	March 29, 2007

* Pursuant to Power of Attorney

By:	/S/ ANTHONY E. ALTIG
Anthony E. Altig Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp. and William Lese, as the representative of the stockholders of Celunol dated as of February 12, 2007 (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement).

2.2	Form of Voting Agreement between Diversa Corporation and certain stockholders of Celunol Corp. (1)

2.3	Form of Voting Agreement between Diversa Corporation and certain stockholders of Diversa Corporation. (1)

2.4	Form of Lock-Up Agreement between Diversa Corporation and certain of its stockholders. (1)

2.5	Form of Lock-Up Agreement between Diversa Corporation and certain stockholders of Celunol Corp. (1)

2.6	Transaction Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002. (2)

3.1	Amended and Restated Certificate of Incorporation of Diversa Corporation. (3)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Diversa Corporation. (4)

4.1	Form of Common Stock Certificate of Diversa Corporation. (5)

4.2	Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C). (6)

4.3	Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002. (7)

4.4	Second Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of February 12, 2007. (1)

4.5	Diversa Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock. (6)

4.6	Warrant issued by Diversa Corporation to Syngenta Participations AG. (2)

4.7	Registration Rights Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002. (2)

4.8†	Registration Rights Agreement by and between Diversa Corporation and Glaxo Group Limited dated as of July 18, 2003. (8)

5.1**	Opinion of Cooley Godward Kronish LLP regarding the legality of the securities.

8.1**	Form of Opinion of Cooley Godward Kronish LLP regarding tax matters.

8.2**	Form of Opinion of Bingham McCutchen LLP regarding tax matters.

10.1	Transitional Employment Agreement, dated February 11, 2007, between Diversa Corporation and Edward T. Shonsey. (9)

10.2	Transitional Employment Agreement, dated February 11, 2007, between Diversa Corporation and Anthony E. Altig. (9)

10.3	Letter Agreement, dated June 30, 2006, by and between Celunol and Carlos A. Riva. (9)

Exhibit Number	Description of Document
10.4	Letter Agreement, dated November 8, 2006, by and between Celunol and John A. McCarthy, Jr. (9)

10.5	Letter Agreement, dated May 17, 2006, by and between Celunol and John R. Malloy, Jr. (9)

10.6	Employee Invention, Non-Competition and Confidentiality Agreement, dated July 1, 2006, by and between Celunol and Carlos A. Riva. (9)

10.7	Employee Invention, Non-Competition and Confidentiality Agreement, dated November 8, 2006, by and between Celunol and John A. McCarthy, Jr. (9)

10.8	Employee Invention, Non-Competition and Confidentiality Agreement, dated May 17, 2006, by and between Celunol and John R. Malloy, Jr. (9)

10.9	Restricted Stock Award Agreement, dated July 1, 2006, by and between Celunol and Carlos A. Riva, as amended by that certain letter agreement dated February 12, 2007. (9)

10.10	Restricted Stock Award Agreement, dated November 8, 2006, by and between Celunol and John A. McCarthy, Jr. (9)

10.11	Incentive Stock Option Agreement, dated May 17, 2006, by and between Celunol and John R. Malloy, Jr. (9)

10.12	Non-Qualified Stock Option Agreement, dated January 30, 2007, by and between Celunol and John R. Malloy, Jr. (9)

10.13	Indemnification Agreement, dated July 1, 2006, by and between Celunol and Carlos A. Riva. (9)

10.14	Indemnification Agreement, dated December, 2004, by and between Celunol and Joshua Ruch. (9)

10.15	Indemnification Agreement, dated December, 2004, by and between Celunol and Michael Zak. (9)

10.16	Warrant, dated December 20, 2004, by and between Celunol and Rho Ventures IV, LP. (9)

10.17	Warrant, dated December 20, 2004, by and between Celunol and Rho Ventures IV GmbH & Co. Beteiligungs KG. (9)

10.18	Warrant, dated December 20, 2004, by and between Celunol and Rho Ventures IV (QP), LP. (9)

10.19	Warrant, dated December 20, 2004, by and between Celunol and Rho Management Trust I. (9)

10.20	Warrant, dated December 6, 2006, by and between Celunol and Rho Ventures IV, LP. (9)

10.21	Warrant, dated December 6, 2006, by and between Celunol and Rho Ventures IV GmbH & Co. Beteiligungs KG. (9)

10.22	Warrant, dated December 6, 2006, by and between Celunol and Rho Ventures IV (QP), LP. (9)

10.23	Warrant, dated December 6, 2006, by and between Celunol and Rho Management Trust I. (9)

10.24†	Consulting Agreement, dated December 20, 2004, with Dr. Lonnie Ingram. (9)

10.25†	Amended and Restated License Agreement with University of Florida Research Foundation, Inc., dated October 26, 1995 with First Amendment, dated January 25, 2000, and Second Amendment, dated June 29, 2001.

10.26†	Letter Agreement dated December 15, 2004 with University of Florida Research Foundation, Inc.

10.27†	Research Agreement dated December 20, 2004 with University of Florida Board of Trustees, as amended by Amendment No. 1 to the Research Agreement.

10.28†	Joint Development and Technology Transfer Agreement, dated July 10, 2001 with Marubeni Corporation and Tsukishima Kikai Co., Ltd., as amended by that certain memorandum dated Jul 10, 2001 and those certain letters dated January 9, 2006, January 24, 2006 and February 24, 2006. (9)

10.29†	Exclusive License Agreement, dated July 7, 2006, with the Kerry Group Services International Limited (KGSI). (9)

Exhibit Number	Description of Document
10.30	Promissory Note, dated February 12, 2007, by Celunol Corp. for the benefit of Diversa Corporation. (1)

10.31	Offer Letter, dated February 12, 2007, by Diversa Corporation and Carlos A. Riva. (1)

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm. (9)

23.2	Consent of Grant Thornton, LLP, Independent Certified Public Accountants. (9)

23.3**	Consent of Cooley Godward Kronish, LLP. (included in Exhibits 5.1 and 8.1).

23.4**	Consent of Bingham McCutchen LLP. (included in Exhibit 8.2).

24.1	Power of Attorney. (9)

99.1	Form of Proxy Card for the Diversa Corporation Annual Meeting (included in Annex I to the joint proxy statement/prospectus forming a part of this registration statement).

99.2	Form of Proxy Card for the Celunol Corp. Special Meeting (included in Annex I to the joint proxy statement/prospectus forming a part of this registration statement).

99.3	Consent of UBS Securities LLC. (9)

99.4	Proposed Amendment to the Certificate of Incorporation of Diversa Corporation (included as Annex E to the joint proxy statement/prospectus forming a part of this registration statement).

99.5*	Diversa Corporation 2007 Equity Incentive Plan (included in Annex D to the joint proxy statement/prospectus forming a part of this registration statement).

99.6	Consent of Michael Zak to be named as a director. (9)

99.7	Consent of Joshua Ruch to be named as a director. (9)

99.8	Consent of Carlos A. Riva to be named as a director. (9)

*	Indicates management or compensatory plan or arrangement.
**	To be filed by amendment
†	Confidential treatment has been requested with respect to portions of this exhibit. A complete copy of the agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.
(1)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2007 and incorporated herein by reference.
(2)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2003, and incorporated herein by reference.
(3)	Filed as an exhibit to Diversa Corporation’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 12, 2000, and incorporated herein by reference.
(4)	Filed as an exhibit to Diversa Corporation’s Annual Report for the fiscal year ended December 31, 2006, filed with the securities and exchange commission on March 16, 2007, and incorporated herein by reference.
(5)	Filed as an exhibit to Diversa Corporation’s registration statement on Form S-1 (No. 333-92853) originally filed with the Securities and Exchange Commission on December 21, 1999, as amended, and incorporated herein by reference.
(6)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2000, and incorporated herein by reference.
(7)	Filed as an exhibit to Diversa Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2002, and incorporated herein by reference.
(8)	Filed as an exhibit to Diversa Corporation’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.
(9)	Previously filed as an exhibit to this registration statement on Form S-4 (No. 333-141392) originally filed with the Securities and Exchange Commission on March 19, 2007.